UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the SECURITIES EXCHANGE ACT OF 1934

Date of Event Requiring Report: February 28, 2009

VERSA CARD INC.
(Exact name of registrant as specified in its charter)

DELAWARE
(State or other jurisdiction of incorporation or organization)

000-27407	98-0187705
(Commission File Number)	(IRS Employer Identification Number)

William F. Donovan, M.D., Chief Executive Officer

5225 Katy Freeway, Suite 600, Houston, TX 77007
(Address of principal executive offices)

(713) 816-8551
(Registrant’s telephone number, including area code)

(Former Name or Former Address, If Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

In connection with the launch of new business initiatives, as more fully described in Item 8.01 below, Versa Card Inc., doing business as Spine Pain Management, Inc. (“SPMI”) acquired One Source Plaintiff Funding, Inc. (“One Source”), a corporation organized under the laws of the State of Florida on February 28, 2009, pursuant to a Stock Exchange Agreement between SPMI, One Source, and the shareholders of One Source, Brian Koslow and David Waltzer.  Pursuant to the Exchange Agreement, SPMI acquired all of the outstanding capital stock of One Source in exchange for 900,000 shares of SPMI common stock.  OneSource owns a web site and proprietary methodologies used in the business of “lawsuit funding”.  SPMI will use the One Source web site and proprietary methodologies as one component of its business strategy to invest in plaintiff personal injury lawsuits.

Item 5.02	Election of Directors; Appointment of Principal Officers

On February 28, 2009, SPMI formalized the employment of William F. Donovan, M.D., as SPMI’s Chief Executive Officer, effective January 3, 2009; entered into employment arrangements with John A. Talamas, as Chief Operating Officer; Brian Koslow, as Executive Vice President of Business Development; David Waltzer; and Timothy Donovan, as Vice President of Marketing & Sales.  Certain information regarding Messrs. Talamas, Koslow, and Timothy Donovan is set forth below.

John Talamas, Chief Operating Officer.  John has an extensive business background in developing and launching successful marketing programs for attorneys, doctors treating injured workers, and medical facilities associated with these types of patients.  He was the Financial Manager in Houston for Eller Media Co., Inc. and the Director of Administration and Finance for El Dorado Communications, Inc.  While working at The Woodlands Corporation in The Woodlands, Texas, he was a Special Projects Accountant for the San Luis Conference Center & Resort plus The Woodlands Executive Conference Center & Resort.  He was the Chief Financial Officer for Signtex Imaging, Inc. in Houston.  As the CEO of Quality Drill Media, he developed and launched care management service programs facilitating patients from attorneys who require appropriate medical and chiropractic treatment.  Mr. Talamas earned a Bachelor’s of Business Administration with a concentration in Accounting from Laredo State University, Cum Laude, May 1981.  He completed 27 hours in a Master’s Program at Texas A&M International at Laredo 1982-1983.

Brian M. Koslow, Executive V.P. of Business Development.  Brian M. Koslow’s experience spans twenty-two years in the healthcare profession.  During 1985 Mr. Koslow founded Koslow Practice Management Inc., later reincorporated under the name Breakthrough Coaching Inc., a company that worked with musculoskeletal facilities throughout the United States.  The company was responsible for practice analysis including payer mix, marketing, corporate and partnership structuring.  Emphasis was placed on multi-disciplinary integration and addition of key strategic profit-centers, including expansion of personal injury services.  During this period, Mr. Koslow presented more than one thousand seminars to healthcare professionals and their professional staffs.  During 2001, Mr. Koslow co-founded Atlas Diagnostics, LLC, a company that employed mobile technicians, board certified neurologists and radiologist in order to deliver neurological and radiological testing to patients at healthcare facilities throughout the United States.  The company worked with an extensive network of physicians, personal injury attorneys (accident cases), workmen’s compensation and general insurance carriers for testing services.  Mr. Koslow was responsible for all aspects of sales and development of physician accounts including the delivery physician educational seminars.  The Company was merged with another diagnostic testing company during 2005.  During 2006, Mr. Koslow founded One Source Plaintiff Funding, Inc., a company founded to provide advocacy for injured plaintiffs who are unable to financially afford to wait for settlement from insurance carriers.  Funds are invested in plaintiff cases providing plaintiff’s with financial relief for payment of medical care, funding of expert witnesses and living expenses.  Company has established a network of attorney referral sources.  Cases are evaluated and underwritten in accordance with a proprietary formula.  Mr. Koslow is Best-Selling Author of the book “365 ways to Become a Millionaire Without Being Born One”; a revised-2008, Penguin-Putnam, New York; published in five languages.  He has authored several healthcare office procedure manuals, published more than thirty articles on marketing and management of professional healthcare practices and has produced several audio programs for professionals, including personal injury marketing.

Timothy Donovan, V.P. Marketing and Sales.  Timothy Donovan has more than 15 years of leadership experience in management, product development and brand building.  An accomplished creative executive and marketer, his vision and expertise in identifying emerging trends and products with high growth potential has resulted in consistent success in the retail, luxury, and consumer goods sectors.  He has extensive international experience-having run companies with operations in Canada, Indonesia, Thailand, and the Philippines.  His achievements have been chronicled in the New York Daily News, the Houston Chronicle, Modern Luxury, Paper City, Confectionary Today and FN:  Fashion News. For the last five years, his focus has been concentrated in the branded confectionary business.  He was a senior executive at House of Brussels Chocolates (HOBC) from 2004-2007-in charge of product development and marketing.  While at HOBC, Donovan was promoted to President & CEO of ChocoMed, Inc.  ChocoMed was focused on the development of functional confectionary products.  In early 2007, Donovan put together financing to purchase the assets of the ChocoMed subsidiary and move them into a new private corporation, Smart Confections, Inc.  As President & CEO of Smart Confections, Inc., Donovan was responsible for the development and launch of the Chocolate+Plus brand, the world’s first gourmet functional chocolate brand.  Launched in over 1100+ plus locations across Canada in July, 2008, Chocolate+Plus has been an instant success with strong sales and extensive media coverage.  Chocolate+Plus is debuting in the US in the first quarter of 2009.  Timothy Donovan is the son of William Donovan, SPMI’s chief executive officer and a director.

Item 8.01	Other Events

SPMI Overview.

Following the exit from the smart card business December 31, 2008, SPMI began initial work to launch its new business of providing financial services to plaintiff personal injury attorneys and their clients.  The acquisition of One Source is one part of this new business initiative.  SPMI intends to pro-actively support personal injury attorneys and injured victims by:

•
directly investing in appropriate personal injury cases to pay for necessary and appropriate treatment for musculo-skeletal injuries resulting from accidents and certain other expenses of injured victims; and

•	providing a care management program that advocate for the injured victims by moving treatment forward to conclusion without the delay and hindrance of the legal process.

The Market.

SPMI believes there are more than $250 Billion in tort lawsuit settlements annually.  The number of motor vehicle accidents, medical mal-practice, wrongful death and other negligence claims, settlement amounts, and jury verdicts in the United States are increasing.  The growing backlog of cases and the increasing length of time to bring a case to trial or settlement coupled with the rising costs of litigation create a financial burden for the injured victim in a personal injury case.  SPMI believes that insurance companies and the defense bar have created impediments to prompt and effective medical treatment.  SPMI also believes that the lack of defined and coordinated treatment plans and documentation can diminish the ultimate settlement value of a case.

SPMI Business Model

SPMI addresses this market by:

•	Paying for necessary medical treatment;

•	Advancing funds to pay for other expenses;

•	Managing and coordinating patient care to support the case settlement value.

SPMI Case Investment Strategy

SPMI’s case investment strategy is to fund, in appropriate instances, physical therapy, diagnostic imaging, pain management services, surgery, and other expenses.  SPMI will utilize a proprietary process to evaluate each case and analyze the likelihood and amount of a settlement prior to investing in a case.  If SPMI makes a determination to invest in a case, the patient’s care may, depending on the nature of the injury and the scope of the treatment, be managed under SPMI’s care management program.  SPMI will refer the patient to physicians, faculties, and care providers, some of which may be under contract to SPMI.  SPMI will either pay for the cost of the care at pre-negotiated rates or purchase the receivable from the care provider at pre-negotiated rates depending on the nature of the service.

Prior to rendering medical services, SPMI will obtain letters of protection from the attorney.  A letter of protection obligates the attorney to pay for medical services provided by SPMI, from the settlement proceeds in a case.  If SPMI will make advances to an accident victim, SPMI will contract directly with personal injury accident victim and would obtain a partial, non-recourse, interest in and to any future settlement or judgment related to the pending claim and/or lawsuit.

SPMI is paid when the case settles, and is exposed to the risk of non-payment.  SPMI expects that some cases will not be favorably determined for the accident victim, with the result that SPMI will suffer a loss of the amounts invested in the case, however, SPMI believes that overall, the number of cases favorably determined will offset the number of cases that are not favorably determined and produce acceptable returns for SPMI and its shareholders.

SPMI Care Management Strategy

SPMI’s care management program was developed by Dr. William Donovan.  SPMI’s care management program generally begins with physical therapy.  If there is no improvement in patient condition following sufficient amounts of physical therapy, the patient is referred for pain management therapy and diagnostic imaging, and if medically necessary, surgery.

SPMI believes that its care management program improves the medical outcomes for injured victims by providing timely, medically necessary, treatment of injuries and improves the settlement value of the injured victim’s case by completing required medical treatment prior to settlement and providing clear and consistent medical records.

Marketing

SPMI will primarily rely on patient referrals from plaintiff personal injury attorneys.  SPMI intends to target plaintiff personal injury attorneys in larger and midsize metropolitan areas located in states that are considered “plaintiff” friendly.  SPMI will indentify specific plaintiff personal injury attorneys with large amounts of activity and market SPMI’s services directly to these plaintiff personal injury attorneys.  SPMI believes that its services and attorney support will be favorably received and result in referrals numbers of injury patients that will be sufficient to execute its business plan.  SPMI intends to be operational in at least ten cities by September 2011.

Forward Looking Information

This report contains statements about future events and expectations that are characterized as “forward-looking statements.”  Forward-looking statements are based upon management’s beliefs, assumptions, and expectations.  Forward-looking statements involve risks and uncertainties that may cause our actual results, performance, and financial condition to be materially different from the expectations of future results, performance, and financial condition we express or imply in such forward-looking statements.  You are cautioned not to put undue reliance on forward-looking statements.  We disclaim any intent or obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

VERSA CARD, INC.

Date:March 2, 2009	By:	/s/ William F. Donovan, M.D.
Name: William F. Donovan, M.D.
Title: Chief Executive Officer of Versa Card Inc.